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                                                                   Exhibit 10.37

                          SUMMIT MEDICAL SYSTEMS, INC.

                FOURTH AMENDMENT TO THE 1993 STOCK OPTION PLAN

                                  JUNE 12, 1997

         I, Richard J. Willemin, Secretary of Summit Medical Systems, Inc., a Minnesota corporation (the "Company"), hereby certify on behalf of the Company that on May 12, 1997, pursuant to Section 12.1 of the Company's Stock Option Plan of 1993, as amended (the "Plan"), the Board of Directors approved a fourth amendment to the Plan providing for the issuance of an additional 500,000 shares of common stock under the Plan (the "Third Amendment"). The shareholders of the Company adopted the Third Amendment at their Annual Meeting held on June 12, 1997. Accordingly, Section 5.1 of the Plan is hereby amended and restated as follows:

          5.1 NUMBER. The number of shares of Stock hereby made available and reserved for issuance under the Plan is 2,626,666. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     IN WITNESS WHEREOF, I have hereto signed my name.



                                        /s/ Richard J. Willemin
                                       ---------------------------------
                                       Richard J. Willemin
                                       Secretary